EXHIBIT 32.1

Section 1350 Certifications
Tarheel Billboard, Inc.

Pursuant to Section 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officer of Tarheel Billboard, Inc., a Nevada corporation (the "Company"), does hereby certify that:

The Quarterly Report of Form 10-Q for the quarter ended December 31, 2013 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Tarheel Billboard, Inc.

	By:	/s/ Lau Hau Hung
Date: February 19, 2014		Chief Executive Officer
Tarheel Billboard Inc.
Name: Lau Hau Hung
(Principal Executive Officer)

	By:	/s/ Lau Hau Hung
Date: February 19, 2014		Chief Executive Officer
Tarheel Billboard Inc.
Name: Lau Hau Hung
(Principal Financial Officer, and Principal Accounting Officer)